ShineWing
AUSTRALIA
Advisors & Accountants

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in this annual Report on Form 10-K of Kibush Capital Corporation for the year ended September 30, 2019 and 2018 of our reports dated March 16, 2020 and February 8, respectively, included in its Registration Statement on Form S-1 Post Effective Amendment No.2 dated July 27, 2019 relating to the financial statements and financial statement schedules for the two years ended September 30, 2019 listed in the accompanying index.

ShineWing Australia

ShineWing Australia
Chartered Accountants

Melbourne, Australia
September 2, 2020

Brisbane
Level 14
12 Creek Street
Brisbane QLD 4000
T + 61 7 3085 0888

Melbourne
Level 10
530 Collins Street
Melbourne VIC 3000
T + 61 3 8635 1800
F + 61 3 8102 3400

Sydney
Level 8
167 Macquarie Street
Sydney NSW 2000
T + 61 2 8059 6800
F + 61 2 8059 6899